Exhibit 10.32

Conceptus Pricing Matrix

Product Number: ESS305

Product Description: Essure Product

Last Update: 07/26/10

Tier Brackets	Product Kit Quantity	Original Contract Price	Added PPV (Coils/other) $9.85 Price Increase	Cost Reduction (Introducers/Bands) $3.48 Price Reduction	Cost Reduction (FlexMedical Coils) $9.15 Price Reduction	Cost Reduction (PwC Tight Pitch Coil) $1.68 Price Reduction
Tier 1	0 - 50,000	$114.78	$124.63	$121.15	$112.00	$110.32
Tier 2	50,001 - 75,000	$111.28	$121.13	$117.65	$108.50	$106.82
Tier 3	75,001 - 120,000	$105.10	$114.95	$111.47	$102.32	$100.64
Tier 4	120,001 +	$97.92	$107.77	$104.29	$95.14	$93.46

Assumptions/Notes:

1. The $9.95 price increase is retroactive to all 2009 shipments and continues through 3/31/2010 shipments.

2. The $3.48 price reduction is a combination of a $2.06 price decution from Stack Plastics and is retroactive to January 1st, 2010 and a $1.42 price reduction from switching to Medelec bands. The cost savings for switching to Medelec bands considers a 50/50 cost savings with FlexMedical. The new Medelec bands are estimated to be used on shipments starting 3/25/2010.

3. The $9.15 price reduction for FlexMedical manufactured coils is effective April 1st, 2010.

4. The $1.68 price reduction for the PwC tight pitch coils is projected to be implemented by 8/16/2010. Total cost savings was $3.36 which was split 50/50 amongst FlexMedical and Conceptus.

Approvals:

Signature	/s/ Greg Lichtwardt	Date:	7/28/2010
Greg Lichtwardt
Executive Vice President
Operations & Chief Financial Officer
Conceptus Inc.

Signature	/s/ Chris Faller	Date:	7/27/2010
Chris Faller
Vice President, Operations
FlexMedical Disposables